UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2021

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	NRZ	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	NRZ PR D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2021, the Board of Directors (the “Board”) of New Residential Investment Corp. (the “Company”) increased the size of the Board to eight (8) members and appointed Patrice M. Le Melle as an independent director of the Company, effective November 8, 2021.  Ms. Le Melle will serve as a Class II Director with a term expiring at the 2024 annual meeting of the stockholders of the Company.  The Board also appointed Ms. Le Melle as a member of the Nominating and Corporate Governance Committee of the Board.

As of the date of the appointment, Ms. Le Melle has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

Ms. Le Melle will receive the standard annual Board compensation for non-employee directors for 2021 (prorated based on the date of her appointment). Standard annual Board compensation for 2021 is comprised of the fees described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 9, 2021. As a new non-employee director, and as part of the Company’s standard Board compensation, Ms. Le Melle is also expected to receive a one-time grant of fully-vested options relating to 1,000 shares of Common Stock under the Company’s Nonqualified Stock Option and Incentive Award Plan, with an exercise price equal to the fair market value of Common Stock on the date of grant. These options will be settled in an amount of cash equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value on the date of grant, unless advance approval is made to settle in shares.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Ms. Le Melle to the Board is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report with respect to the press release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report with respect to the press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated November 2, 2021, issued by New Residential Investment Corp.
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date:  November 2, 2021